Exhibit 99.1

EXECUTION VERSION

PRIVETERRA SPONSOR, LLC

300 SE 2nd Street, Suite 600

Fort Lauderdale, Florida 33301

June 29, 2023

ACM ASOF VIII Secondary-C LP

One Rockefeller Plaza, 32nd Floor

New York, New York 10020

Attn:	Andrew Weksler

Re:	Sponsor Share Arrangement

This letter agreement (the “Agreement”) is being made as of June 29, 2023, by and between ACM ASOF VIII Secondary-C LP (“Subscriber”) and Priveterra Sponsor, LLC (“Sponsor”). Capitalized terms used, but not otherwise defined herein, shall have the meaning given to them in the Subscription Agreement (as defined below).

In connection with that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, by and between Priveterra Acquisition Corp. (the “Company”) and Subscriber and that certain Forward Purchase Agreement by and among the Company, AEON Biopharma, Inc., and ACM ARRT J LLC (the “Forward Purchase Agreement”), dated as of the date hereof, and in consideration for the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and Subscriber agree as follows:

In the event that the Transfer VWAP for the shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”), purchased pursuant to the Subscription Agreement that are Transferred during the Measurement Period (the “Transferred PIPE Shares”) is less than $7.00 per share, then (i) Subscriber shall be entitled to receive a number of additional Common Shares that have been registered for resale by the Company under an effective resale registration statement pursuant to the Securities Act of 1933, as amended, under which Subscriber may sell or transfer such Common Shares in an amount that is equal to the Additional Shares and (ii) Sponsor shall promptly (but in any event within fifteen (15) Business Days) after the Measurement Date, transfer the Additional Shares to the Subscriber. In this regard, Sponsor and Subscriber shall enter into a customary assignment agreement pursuant to Section 5.2.2 of that certain Registration Rights Agreement to be dated as of the Measurement Date (the “RRA”) to make Subscriber a “Permitted Transferee” (within the meaning of the RRA) such that Subscriber has the benefit of the RRA including any then effective registration statement covering the resale of such Additional Shares to the extent that such Additional Shares are not otherwise freely transferrable under the Securities Act of 1933, as amended. For the avoidance of doubt, in the event the Transfer VWAP for the Transferred PIPE Shares is equal to or more than $7.00 per share, then the Subscriber shall not be entitled to any Additional Shares. Notwithstanding anything to the contrary herein, no fraction of a Common Share will be delivered pursuant to this Agreement, and if the Subscriber would otherwise be entitled to a fraction of a Common Share, the Subscriber shall instead have the number of Additional Shares issued to the Subscriber rounded down to the nearest whole Common Share. All references in this Agreement to numbers of shares, per share amounts and share prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar adjustment occurring after the date hereof.

For the purposes of this Agreement:

(i)	“Additional Shares” means the lesser of (A) a number of Common Shares equal to the Make-Whole Amount divided by the VWAP (measured as of the date the Additional Shares are Transferred to Subscriber) and (B) 200,000 Common Shares;

(ii)	“Make-Whole Amount” means an amount equal to the product of (A) $7.00 minus the Transfer VWAP multiplied by (B) the number of Transferred PIPE Shares;

(iii)	“Measurement Period” means the period commencing on the Closing Date and ending on the earlier of (A) the date that is twenty-four (24) months after the Closing Date, (B) the date on which the Forward Purchase Agreement terminates and (C) the date on which all PIPE Shares are sold;

(iv)	“Measurement Date” means the last day of the Measurement Period,

(v)	“Trading Day” means any day on which trading in the Common Shares generally occurs on the stock exchange on which the Common Shares are then listed or if the Common Shares are not so listed or traded, then “Trading Day” means a business day, and

(vi)	“Transfer” means the (1) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934 (as amended) with respect to any security, (2) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (3) public announcement of any intention to effect any transaction specified in clause (1) or (2).

(vii)	“Transfer VWAP” means the average price per share at which Transferred PIPE Shares are Transferred during the Measurement Period (for the avoidance of doubt, without netting out broker commissions or other selling expenses);

(viii)	“VWAP” means the per share volume weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the five consecutive Trading Days ending on the Trading Day immediately prior to the measurement date (or, if such volume weighted average price is unavailable, the market value of one Common Share for such period, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Sponsor). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

Sponsor hereby represents and warrants to Subscriber as follows:

a.	Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

b.	This Agreement has been duly and validly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery by Subscriber, constitutes a legal, valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c.	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Sponsor of its obligations hereunder will not conflict with, or result in any violation of or default under, any agreement or other instrument to which Sponsor is a party or by which Sponsor is bound, or any decree, order, statute, rule or regulation applicable to Sponsor.

d.	No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement.

e.	There are no actions, suits, investigations or proceedings pending or threatened against Sponsor which: (i) seek to restrain, enjoin, prevent the consummation of the transactions contemplated by this Agreement or (ii) question the validity or legality of any such transactions or seek to recover damages or to obtain other relief in connection with any such transactions.

f.	(1) Sponsor currently owns all of the Common Shares that would become Additional Shares free and clear of all liens, claims and encumbrances of any kind, (2) Sponsor will not encumber or transfer to any other party such Common Shares that would become Additional Shares between the date hereof and the time of transfer of the Additional Shares to the Subscriber, and (3) upon transfer of the Additional Shares to the Subscriber, the Subscriber will have or receive good title to the Additional Shares, free and clear of all liens, claims and encumbrances of any kind.

Within five (5) days following the end of each calendar month during the Measurement Period, Subscriber shall provide to Sponsor a reasonably detailed written report evidencing any Transfer of Shares made during such calendar month and the price at which such Transfer was made, in such form as reasonably acceptable to Sponsor.

Section 8(a), (h), (i), (j), (l), (m), (o), (p), (q), and (v) of the Subscription Agreement are incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

Very truly yours,

Priveterra Sponsor, LLC

By:
Name:
Title:

Acknowledged and agreed:

ACM ASOF VIII Secondary-C LP

By:
Name:
Title:

[Signature Page to ACM ASOF VIII Secondary-C LP PIPE Side Letter]